Exhibit (j) under Form N-1A
                                            Exhibit (23) under Item 601/Reg. S-K


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the caption "Financial Highlights" in the Class A Shares, Class B Shares and Class C Shares Prospectus and "Independent Auditors" in the Class A Shares, Class B Shares and Class C Shares Statement of Additional Information in Post-Effective Amendment Number 59 to the Registration Statement (Form N-1A, No. 2-57181) of Federated Municipal Securities Fund, Inc. and to the incorporation by reference of our report dated May 10, 2004 on Federated Municipal Securities Fund, Inc. included in the Annual Report to Shareholders for the fiscal year ended March 31, 2004.



                                                               ERNST & YOUNG LLP


Boston, Massachusetts
May 27, 2004